UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $1.00 per share	SASR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 25, 2023, the Board of Directors (the “Board”) of Sandy Spring Bancorp, Inc. (the “Company”), following approval by the Compensation Committee of the Board, approved the Sandy Spring Bancorp, Inc. Annual Incentive Plan (the “Plan”). The Plan is intended to provide incentives to officers and employees of the Company, including the Company’s executive officers, in the form of cash payments for achieving certain performance goals established under the Plan. Under the Plan, each eligible participant has an assigned target incentive level, which may be expressed as a fixed dollar amount, an allocation of a bonus pool, or a percentage of base salary. Depending on the achievement of specified levels of corporate financial performance goals, each eligible participant may earn a portion or multiple of the target incentive. The Board’s approval of the Plan does not create a guarantee of an incentive award to any eligible participant, and the Board retains discretion to discontinue or amend the Plan at any time.

This summary is qualified in its entirety by reference to the copy of the Plan attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

10.1	Sandy Spring Bancorp, Inc. Annual Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
(Registrant)

Date: January 26, 2023	By:	/s/ Aaron M. Kaslow
Aaron M. Kaslow
Executive Vice President, Chief Administrative Officer and General Counsel